Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, John M Bond, Jr., Chief Executive Officer (principal executive officer) of Columbia Bancorp (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2003 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John M. Bond, Jr.
John M. Bond, Jr.
Date: March 11, 2004